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                                  EXHIBIT 10.6

                        Agreement for Marketing Services

     THIS AGREEMENT, effective as of August 27, 1999 between AIM Energy, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal place of business at 530 East D Street, Wilmington, California 90744 ("Client") and National Marketing Associates, a marketing company having its principal place of business at 431 Second Street, Solvang, California 93463 ("Agency").

                              W I T N E S S E T H :

     WHEREAS, the Agency is engaged in the business of providing marketing and creative services and employs personnel with expertise in the rendering of such services, and

     WHEREAS, The Agency desires to provide trade and consumer marketing services to Client, and

     WHEREAS, Client desires to establish and promote the sale of AIM products (the "Products"), utilizing the marketing and creative services of the Agency,


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     NOW, THEREFORE, in consideration of the mutual premises and covenants herein, the parties agree as follows:

     I. Services. From time to time, Client and the Agency will consult with each other and identify suitable methods of marketing and promoting the Products and the potential clients to which such marketing and promotion will be targeted ("Project"). It is anticipated that Agency Services shall include but not be limited to the following services:

          (a) Create, preview, select, formulate, develop and submit to Client for consideration ideas and plans for coordinated, economical and effective trade and consumer marketing programs for the Products;

          (b) Prepare and maintain analyses of the existing and potential markets for the Products and features thereof;

          (c) Prepare, write, illustrate, design and otherwise prepare marketing brochures and other marketing material.

          (d) Plan, prepare, and supervise the distribution of news announcements, feature and explanatory material pertaining to AIM products specifically and the consequences of excessive harmonics in general for possible publication in consumer and trade press;

          (e) Purchase or otherwise acquire reproduction and other necessary rights in jurisdictions designated by the Client's Director of Marketing for stories, pictures, photographs and other written and pictorial works;

          (f) At Client's request, plan, prepare and produce collateral promotional materials;

          (g) Review and pay all correct invoices submitted to the Agency for services utilized on behalf of Client; and



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          (h)  In connection with Agency Services: arrange for timely delivery and performance of all services.

     II.  Budgets; Client Approval.

          (a) With respect to each Project identified by Client and the Agency, or any other Services requested by Client from time to time, the Agency shall receive Client approval and if any Project requested by Client would cause the Agency to exceed the total compensation of fees and expenses agreed to for the time period of this agreement, the Agency and the Client must jointly agree for the Agency to proceed with the project.

          (b) Client shall review and approve all materials prepared by the Agency, including but not limited to news and explanatory stories, brochures and other marketing material.

          (c) In the event that it becomes apparent to the Agency that the total compensation it receives for fees and expenses will be exceeded if a project requested by Client is undertaken, the Agency shall submit the estimated additional cost to the Client who must approve the project in writing in advance.

     III. Compensation for Agency Services.

          (a) The Agency agrees to accept as full compensation for its services and expenses, commencing August 27, 1999 and concluding on July 31, 2000, a grant of (i) 50,000 restricted shares of Tri-Lite Inc. common stock and (ii) five-year options to purchase 375,000 restricted shares of Tri-Lite Inc. common stock at $2 per share.

          (b) Tri-Lite Inc. agrees to register the above-described restricted shares and the shares underlying the options by whatever means available (including on


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               Form S-8) as soon as practical; and the Agency agrees and
               warrants that Paul Keil is the person providing substantially all of the services hereunder to Client and that all of the abovesaid shares and shares underlying the options are to be issued to Paul Keil.

          (c) Expenses incurred by the Agency in behalf of Client are the sole responsibility of the Agency.

     IV.  Term.

          (a) Term. The initial term of this Agreement shall commence on August 27, 1999, and shall continue until July 31, 2000.

          (b) Right Upon Termination. Upon termination of this Agreement, Client shall have no obligations to the Agency, provided, however, any non-cancelable contracts made on Client's behalf or uncompleted work which cannot be assigned by the Agency to Client shall, at the discretion of Client, be completed by the Agency at Client's expense, and provided further that all indemnity obligations of Client shall survive the termination of this Agreement. Upon termination of this Agreement, the Agency shall deliver to Client all Client property and materials in the Agency's possession and all information regarding Client's advertising. The Agency shall cooperate in the transfer of all contracts and agreements with other parties for marketing materials and all rights and claims thereto. All unused marketing plans, ideas and materials prepared by the Agency for Client, but not accepted by


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               Client prior to the date of termination, shall remain Client's property and shall be returned to Client.

     V.   Changes, Termination or Suspension of Work.

          Client may request revisions, suspension or termination of any services provided by the Agency pursuant to this Agreement. Upon receipt of instructions from Client to modify, suspend or terminate any services, the Agency shall make every effort to eliminate or decrease any expense in excess of its stated total compensation, and act as rapidly as possible to modify, suspend or terminate said services as soon as possible or practicable.

     VI.  Ownership of Materials.

          All Products ideas, concepts, themes and other intellectual property rights or marketing materials created by the Agency on Client's behalf shall be and will remain the property of Client.

     VII. Storage and Preservation.

          The Agency shall properly store all tapes, files or other materials developed by or transferred to the Agency by Client. The Agency shall ensure that all materials be preserved by copying whenever necessary.

     VIII. Exclusivity.

          Nothing in this Agreement shall be construed as requiring Client to assign all or any specific portion of its marketing work exclusively to the Agency for the terms of this Agreement. The Agency shall not solicit or perform marketing or related services in connection with any other harmonic mitigation products without the prior written consent of Client.


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     IX.  Indemnification.

          The Agency shall indemnify and hold harmless Client, its affiliates, agents and employees from and against any and all claims, losses, actions, damages, expenses and all other liabilities, including but not limited to reasonable attorneys' fees, arising out of services performed by the Agency for Client. Client shall give prompt notice to the Agency of any such claim, loss, action, damage, expense or other liability, and shall fully cooperate in the defense of any such action.

     X.   Legal Review.

          The Agency shall provide, at its own expense, legal review and approval of all work and services provided hereunder prior to publication of any marketing material.

     XI.  Authorizations.

          The Agency shall obtain releases, licenses, permits or other necessary authorization to use photographs, copyrighted materials, artwork or any other property or rights belonging to third parties obtained by the Agency for use in performing Agency Services and shall hold Client harmless from all claims, demands, expenses including reasonable attorneys' fees), liabilities, suits and proceedings arising out of such use brought before any court, administrative body, arbitration panel or other tribunal. Client shall obtain releases, licenses, permits or other necessary authorization for any property or rights obtained by Client which are used by the Agency in performing Agency Services, and shall hold the Agency harmless from all claims, demands, expenses (including reasonable attorneys' fees), liabilities, suits and proceedings arising out of such use.


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     XII. Independent Contractor.

          All persons employed by the Agency in performance of services hereunder shall be under the sole and exclusive direction and control of the Agency, and shall not be considered the employees of Client for any purpose whatsoever. The Agency shall remain at all times an independent contractor.

     XIII. Safeguarding Information.

          The Agency shall not, during the period of this Agreement and extensions thereto or at any time thereafter, reveal or otherwise make available to any other person, or use for any purpose other than to benefit Client, any information or trade secrets regarding Client's Products, services, business, customers, or methods of operation learned by the Agency while providing services hereunder. Any specifications, drawings, sketches, models, samples, tools, computer programs, technical or business information or data, written, oral, in graphic form or otherwise ("Information") furnished to the Agency hereunder or in contemplation hereof shall remain the property of Client. The provisions of this Section shall apply to all Agency subcontractors. The Agency shall be responsible for informing subcontractors of any Information included in any work subcontracted hereunder, and shall ensure that all subcontractors are in compliance with this Section.

     XIV. Use of Client Name.

          The Agency shall not use Client's name, or the name of any affiliate of Client, as a reference without prior written approval of Client or such affiliate, provided, however, the Agency may list Client as one of its clients when furnishing proposals to provide marketing services to prospective clients. Approval will not be given in any case in which an endorsement might be inferred. The provisions of this Section shall apply to Agency Affiliates and to all subcontractors of the Agency.


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     XV.  Assignment.

          The Agency may not assign this Agreement or any part thereof to any Agency Affiliate or any other entity without the prior written consent of Client.

     XVI. Insolvency.

          Either party may terminate this Agreement if the other party is insolvent or makes an assignment for the benefit of creditors.

     XVII. Notices.

          All notices which may be given by either party to the other shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, postage prepaid, and addressed to such party at such party's address set forth at the beginning of this Agreement (or to such other address as such party may designate by written notice delivered hereunder).

     XVIII. Waiver.

          Failure to enforce any provision hereof shall not constitute a waiver of that or any other provision in any other circumstances.

     XIX. Entire Agreement.

          This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter and supersedes all previous agreements and understandings between Client and the Agency relating to the subject matter hereof.

     XX.  Governing Law.

          This Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


AIM Energy, Inc.

Signature

Print Name and Title


Tri-Lite Inc.

Signature:

Print Name and Title:


National Marketing Associates

Signature:

Print Name and Title: